Eden Bioscience Announces Third Quarter 2006 Financial Results

BOTHELL, WA -- 11/02/2006 -- Eden Bioscience Corporation (NASDAQ: EDEN), which develops, manufactures and markets innovative, natural protein-based products for improving crop production and protecting plants, today announced financial results for its third quarter ended September 30, 2006.

Product sales, net of sales allowances, for the third quarter of 2006 were $258,000, which compares to net product sales of $343,000 in the same period of 2005. Net loss in the third quarter of 2006 was $1.1 million, or $0.13 per weighted average common share. Net loss in the third quarter or 2005 was $4.5 million, or $0.55 per weighted average common share and included a loss on lease termination of $2.3 million. Product sales, net of sales allowances, for the first nine months of 2006 were $3.7 million, which compares to net product sales of $3.2 million in the same period of 2006. Net loss in the first nine months of 2006 was $7.8 million, or $0.95 per weighted average common share, and included a loss on impairment of equipment and leasehold improvements totaling $4.9 million. Net loss in the first nine months of 2005 was $7.5 million and included a loss on lease termination of $2.3 million. Per-share loss amounts are based on weighted average common shares of 8.1 million in 2006 and 2005.

"Net sales for the third quarter are down 25% when compared to the third quarter of 2005 while our year-to-date net sales are up 16% when compared to the same period of 2005," said Rhett Atkins, President and CEO. "Our sales continue to remain significantly below our expectations for the year. Although sales of products based on the our new harpin AB protein have increased over the prior year, sales of our products based on the harpin EA protein, particularly sales of Messenger in Spain, are substantially below our expectations. As a result, we are not producing the financial results we need for success. We have taken steps to reduce our operating expenses and our Board of Directors and management are reviewing strategic alternatives for the future, including further reduction of operating expenses and/or the sale of all or a portion of our business."

Cash and investments as of September 30, 2006 totaled $5.9 million, compared with $5.4 million at June 30, 2006 and $6.8 million at December 31, 2005.

About Eden Bioscience

Eden Bioscience is a plant technology company focused on developing, manufacturing and marketing innovative, natural protein-based products for agriculture. We believe that our technology and products provide growers with new tools to improve crop production and plant protection. Our products are based on naturally occurring proteins called "harpins," which activate a plant's intrinsic ability to protect itself through growth and stress-defense responses. These responses enhance overall plant health, improve plant vigor and stamina, and result in improved crop quality, yield, and/or shelf life. Our headquarters are at 11816 North Creek Parkway N., Bothell, WA 98011-8201, 425-806-7300; www.edenbio.com.

FORWARD LOOKING STATEMENTS: Certain statements contained in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company's actual results include, among others, unsuccessful development and commercialization of our products; inability to develop adequate sales and marketing capabilities; history of losses and expectation that losses will continue; unsuccessful research in specific target crops; economic conditions in agriculture; and unfavorable weather conditions. More information about these and other factors that potentially could affect the Company's financial results is included in Eden Bioscience's most recent annual report on Form 10-K and quarterly report on Form 10-Q, and in its other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Eden Bioscience undertakes no obligation to update any forward-looking statements.

              EDEN BIOSCIENCE CORPORATION AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (Unaudited)

                                            September 30,    December 31,
                                                 2006            2005
                                            --------------  --------------
                 ASSETS
Current assets:
 Cash and cash equivalents                  $    5,892,191  $    6,825,652
 Accounts receivable, net of sales
  allowances and allowance for doubtful
  accounts                                         136,018         212,213
 Inventory, current                                733,458       1,713,274
 Prepaid expenses and other current assets         409,593         580,938
                                            --------------  --------------
  Total current assets                           7,171,260       9,332,077
Inventory, non-current                           1,957,592       1,910,280
Property and equipment, net                        698,062       5,967,122
Other assets                                       287,880         287,704
                                            --------------  --------------
  Total assets                              $   10,114,794  $   17,497,183
                                            ==============  ==============

       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                           $      362,913  $      229,667
 Accrued liabilities                             1,060,299       1,260,405
                                            --------------  --------------
  Total current liabilities                      1,423,212       1,490,072
Other long-term liabilities                        450,531         250,428
                                            --------------  --------------
  Total liabilities                              1,873,743       1,740,500
                                            --------------  --------------
Commitments and contingencies

Shareholders' equity:
 Preferred stock, $.01 par value,
  10,000,000 shares authorized; no shares
  issued and outstanding at September 30,
  2006 and December 31, 2005                             -               -
 Common stock, $.0025 par value, 33,333,333
  shares authorized; issued and outstanding
  shares - 8,149,554 shares at September
  30, 2006 and 8,135,554 shares at December
  31, 2005                                          20,374          20,339
 Additional paid-in capital                    132,840,471     132,586,598
 Accumulated other comprehensive loss              (35,467)        (42,502)
 Accumulated deficit                          (124,584,327)   (116,807,752)
                                            --------------  --------------
  Total shareholders' equity                     8,241,051      15,756,683
                                            --------------  --------------
  Total liabilities and shareholders'
   equity                                   $   10,114,794  $   17,497,183
                                            ==============  ==============

               EDEN BIOSCIENCE CORPORATION AND SUBSIDIARIES

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                        Three Months Ended          Nine Months Ended
                          September 30,               September 30,
                    --------------------------  --------------------------
                        2006          2005          2006          2005
                    ------------  ------------  ------------  ------------

Product sales, net
 of sales
 allowances         $    258,284  $    343,398  $  3,666,711  $  3,175,347

Operating expenses:
  Cost of goods sold     185,920       611,030     2,040,972     1,785,389
  Research and
   development           324,200       847,965     1,013,675     2,777,538
  Selling, general
   and administrative    898,995     1,230,368     3,837,348     4,197,858
  Loss on impairment
   of equipment
   and leasehold
   improvements                -             -     4,880,516             -
  Lease termination
   loss                        -     2,260,538             -     2,260,538
  Loss (gain) on
   sale of equipment       2,874       (63,081)      (41,748)      (84,806)
                    ------------  ------------  ------------  ------------
   Total operating
    expenses           1,411,989     4,886,820    11,730,763    10,936,517
                    ------------  ------------  ------------  ------------
   Loss from
    operations        (1,153,705)   (4,543,422)   (8,064,052)   (7,761,170)
                    ------------  ------------  ------------  ------------
Other income
 (expense):
  Gain on sale of
   investment                  -             -        99,884             -
  Interest income         70,921        83,781       187,593       223,507
  Interest expense             -           (72)            -          (538)
                    ------------  ------------  ------------  ------------
   Total other
    income                70,921        83,709       287,477       222,969

                    ------------  ------------  ------------  ------------

   Loss before
    income taxes      (1,082,784)   (4,459,713)   (7,776,575)   (7,538,201)
Income taxes                   -             -             -             -
                    ------------  ------------  ------------  ------------
   Net loss         $ (1,082,784) $ (4,459,713) $ (7,776,575) $ (7,538,201)
                    ============  ============  ============  ============

                    ------------  ------------  ------------  ------------
Basic and diluted
 net loss per share $      (0.13) $      (0.55) $      (0.95) $      (0.93)
                    ============  ============  ============  ============

Weighted average
 shares outstanding
 used to compute
 net loss per share    8,149,554     8,131,957     8,146,829     8,129,905
                    ============  ============  ============  ============

CONTACT
Bradley S. Powell
Eden Bioscience
425-984-2120
fax: 425-806-7400
investorinfo@edenbio.com